Exhibit 23.3

CONSENT OF QUALIFIED THIRD-PARTY FIRM

EXP U.S. SERVICES INC.

March 19, 2026

Re: Form 10-K to be filed by Lithium Americas Corp. (the “Company”)

I, Walter Mutler, P.Eng., on behalf of EXP U.S. Services Inc., consent to:

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the use of and reference to our company name, including our status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the U.S. Securities Exchange Commission (the “SEC”)), in connection with the Annual Report on Form 10-K being filed by the Company with the SEC, and any amendments thereto (the “Form 10-K”), the technical report titled “S-K 1300 Technical Report Summary on the Thacker Pass Project Humboldt County, Nevada, USA” dated December 31, 2024 (the “1300 Report”), and the technical report titled “NI 43-101 Technical Report on the Thacker Pass Project, Humboldt County, Nevada, USA” dated December 31, 2024 (the “43-101 Report” and, together with the 1300 Report, the “Technical Reports”);
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the use of any extracts from, or summary of, the Technical Reports in the Form 10-K and the use of any information derived, summarized, quoted or referenced from the Technical Reports, or portions thereof, that was prepared by us, that we supervised the preparation of, and/or that was reviewed and approved by us, that is included or incorporated by reference in the Form 10-K; and
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the incorporation by reference of this consent, the use of our name and any extracts from, or summary of, the Technical Reports in the Form 10-K and the use of any information derived, summarized, quoted or referenced from the Technical Reports, or portions thereof, that was prepared by EXP U.S. Services Inc. into the Company’s Registration Statements on Form S-8 (No. 333-274884), Form S-8 (No. 333-288059) and Form S-3 (No. 333-287327), and any amendments thereto, filed with the SEC.

We are responsible for authoring, and this consent pertains to, Sections 9.1.4 and 15.9 and corresponding sections of 1, 2, 9.4, 18.1.1, 18.2.1, 18.3.1, 22, 23, 24 and 25 of the 1300 Report, and Sections 12.1.4, and 12.8, 18.9, 21.1.1 and 21.2.1 and 21.3.1 and corresponding sections of 1, 25, 26 and 27 of the 43-101 Report. We certify that we have read the Form 10-K and that it fairly and accurately represents the information in the Technical Reports for which we are responsible.

EXP U.S. Services Inc.

By:	/s/ Walter Mutler
Name:	Walter Mutler, P.Eng.
Title:	Senior Vice President, OG&C Group